UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 23, 2012

Carrollton Bancorp
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

7151 Columbia Gateway Drive, Suite A Columbia, Maryland (Address of principal executive offices)	21046 (Zip Code)

(410) 312-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At a special meeting of shareholders of Carrollton Bancorp (“Carrollton”) held on August 23, 2012 (the “Special Meeting”), Carrollton’s shareholders approved the proposal to adopt the previously announced Agreement and Plan of Merger, dated as of April 8, 2012, as amended on May 7, 2012, by and among Carrollton, Jefferson Bancorp, Inc. (“Jefferson”) and Financial Services Partners Fund I, LLC (the “Merger Agreement”). The Merger Agreement provides for the merger of Jefferson with and into Carrollton, with Carrollton continuing as the surviving corporation, and remains subject to regulatory approval and customary closing conditions.

The holders of a majority of the shares of Carrollton’s common stock, present or represented at the Special Meeting by proxy and entitled to vote, also approved, on an advisory non-binding basis, the proposal regarding certain compensation arrangements for Carrollton’s named executive officers in connection with the merger. In connection with the Special Meeting, Carrollton had also solicited proxies with respect to the adjournment of the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement. Because there were sufficient votes from Carrollton’s shareholders to approve the proposal to adopt the Merger Agreement, adjournment of the Special Meeting to solicit additional proxies was unnecessary, and the proposal to adjourn the Special Meeting was tabled.

Each proposal is described in detail in Carrollton’s definitive proxy statement dated July 11, 2012, which was filed with the Securities and Exchange Commission and first mailed to Carrollton’s shareholders on or about July 16, 2012. Shareholders owning a total of 2,043,779.06 shares voted at the Special Meeting, representing approximately 79.24% of the shares of Carrollton’s common stock outstanding as of the record date for the Special Meeting.

A summary of the voting results for each proposal, including the number of votes cast for or against, and abstentions, is set forth below:

Proposal to Adopt the Merger Agreement:

FOR	AGAINST	ABSTAIN
1,999,906.80	40,944.87	2,928.00

Proposal to Approve, on an Advisory Non-Binding Basis, Certain Merger-Related Executive Compensation Arrangements:

FOR	AGAINST	ABSTAIN
1,184,109.49	784,105.26	75,564.91

Proposal to Adjourn the Special Meeting:

The proposal to adopt the Merger Agreement was approved, and therefore this proposal was tabled.

Item 8.01                      Other Events.

On August 27, 2012, Carrollton issued a press release announcing that its shareholders voted at the Special Meeting to adopt the proposed Merger Agreement.

The text of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                       Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release of Carrollton Bancorp dated August 27, 2012.

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Carrollton and Jefferson and the financial condition and projected expenses of Carrollton, Jefferson and the combined company. These forward-looking statements about future expectations, plans and prospects of Carrollton, Jefferson and the combined company involve significant risks, uncertainties and assumptions, including risks that can be found in the “Risk Factors” section of the Carrollton Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Carrollton periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Carrollton contemplated by these forward-looking statements. These forward looking statements reflect management’s current views, and Carrollton does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

		By:	/s/ Robert A. Altieri
		Name:	Robert A. Altieri
Date:	August 27, 2012	Title:	Chief Executive Officer and President

		By:	/s/ Mark A. Semanie
		Name:	Mark A. Semanie
Date:	August 27, 2012	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Carrollton Bancorp dated August 27, 2012.